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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): November 18, 1998



                                 METALLURG HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)



    Delaware                                                  23-29675771
(State or Other                                              (IRS Employer
Jurisdiction of                                         Identification Number)
Incorporation)



                           800 The Safeguard Building
                              435 Devon Park Drive
                            Wayne, Pennsylvania 19087
               (Address of Principal Executive Offices)(Zip Code)



               Registrant's telephone number, including area code:
                                  (610) 293-0838



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         (a), (b) On November 18, 1998, Metallurg Holdings, Inc. replaced its independent public accountants, Arthur Andersen LLP, with PricewaterhouseCoopers LLP. Arthur Andersen LLP did not resign as Metallurg Holdings, Inc.'s independent public accountants. The decision to change accountants was recommended and approved by the board of directors of Metallurg Holdings, Inc. based upon an interview process in order to select one accounting firm to represent both Metallurg Holdings, Inc. and its wholly owned subsidiary, Metallurg, Inc. Arthur Andersen LLP's reports on Metallurg Holdings, Inc.'s financial statements since its inception in July 1998 did not contain an adverse opinion or a disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During all periods preceding the date of the change in accountants, there were no disagreements between Metallurg Holdings, Inc. and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       Exhibits.

         (16)      Letter re change in certifying accountant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            METALLURG HOLDINGS, INC.


Date:  November 25, 1998                    By:  /s/ Diana Wechsler Kerekes
                                                ------------------------------
                                            Name: Diana Wechsler Kerekes
                                            Title: Secretary



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